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                                                                    EXHIBIT 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference into The Titan Corporation's previously filed Registration Statements (as amended, as applicable) File Numbers 33-4041, 33-9570, 33-12119, 33-15680, 33-37827, 33-56762, 33-65123, 33-83402, 333-07413,
333-10919, 333-10965, 333-30947, 333-57651, 333-66149, 333-47633, 333-66147,
333-67341, 333-68621, 333-90133, 333-90139, 333-35102 and 333-35274, of our
report dated November 12, 1999 related to the financial statements of Advanced Communication Systems, Inc. (The "Company") for the fiscal year ended September 30, 1999 included in The Titan Corporation's Form 8-K/A dated April 17, 2000. It should be noted that we have not audited any financial statements of the Company subsequent to September 30, 1999 or performed any audit procedures subsequent to the date of our report.

                                                     /s/ ARTHUR ANDERSEN LLP

Vienna, Virginia
July 5, 2000